Exhibit 99(g)

FOR RELEASE: July 27, 2009	DELPHI MEDIA CONTACT: Lindsey Williams — 248.813.2528
DELPHI INVESTOR CONTACT: Eric Creech — 248.813.2498
DELPHI COMMENTS ON AUCTION RESULTS
AND JULY 29 PLAN MODIFICATION HEARING
Pure Credit Bid from DIP Lender Administrative Agent
Designated “Successful Bid” Subject to Conditions;
GM-Parnassus Bid Designated as “Alternate Transaction”
Delphi, GM and DIP Lenders Reach Accord
On Financing Delphi’s Chapter 11 Cases Through Emergence
Severance Claimants’ Objections to Modified Plan Resolved
Plan Modification Hearing to Commence July 29
Troy, Mich., - Delphi Corp. (PINKSHEETS:DPHIQ) announced today that, following a two day auction process conducted in New York City, Delphi’s Board of Directors, following consultation with Delphi’s official committee of unsecured creditors and its largest US-based union, designated a pure credit bid received from JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement dated as of May 9, 2008 as the “Successful Bid”. The Pure Credit Bid transaction, which is also supported by General Motors Company, is based on a transaction structure that is similar to the transaction announced on June 1, 2009 with Parnassus Holdings, LLC, an affiliate of Platinum Equity Capital Partners, L.P., and GM Components Holdings, LLC, a GM affiliate, and would be implemented through a modified reorganization plan or through a section 363 asset sale if the Modified Plan is not approved by the Bankruptcy Court for the Southern District of New York. Delphi also announced that GM and the DIP Lenders agreed to modify financing agreements with Delphi that are intended to provide sufficient liquidity through consummation of the Modified Plan through a combination of GM loans, Delphi’s use of certain cash collateral accounts pledged to the DIP Lenders and the repatriation of excess liquidity from Delphi’s global affiliates.
The designation of the Pure Credit Bid transaction as the successful bid is subject to the satisfaction of certain conditions relating to the submission of a mutually satisfactory proposed Plan Modification Order to the Bankruptcy Court. When consummated, the transaction would satisfy the amounts owed by Delphi and its affiliates to its DIP Lenders. Pursuant to supplemental procedures adopted by the Bankruptcy Court, the successful bid will not be formally accepted by
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Delphi until the Bankruptcy Court has reviewed and approved the transaction. The GM-Parnassus transaction announced on June 1 was designated the “Alternate Transaction” following the auction process.
     Objections to the selection of the successful bid following the auction process and conduct of the auction must be filed by 5:00 pm EDT on July 28. Except with respect to certain union objections, the Bankruptcy Court has adjourned all objections filed by counterparties to executory contracts based on notices of assumption and assignment, cure and/or non-assignment to 10:00 am EDT on August 17. Delphi has resolved a number of potential objections to the Modified Plan in advance of the July 29 hearing including those filed by certain DIP Lenders and the administrative agent, the Creditors’ Committee, Wilmington Trust Company as indentured trustee, the Pension Benefit Guaranty Corporation, certain state and federal agencies and various other parties. In addition, the proposed Pure Credit Bid transaction resolves more than 600 severance-related objections filed with respect to the Modified Plan by providing for the assumption and payment of severance obligations, including an option for payment of 75% of a former employee’s remaining severance obligation in a lump sum prior to the effective date of the Modified Plan. The Bankruptcy Court is scheduled to commence the Plan Modification hearing on the Pure Credit Bid transaction on July 29 at 10:00 am EDT.
ABOUT DELPHI’S CHAPTER 11 CASE
     This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The securities referred to in this press release will not be, or have not been, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
     More information on Delphi’s U.S. restructuring and access to court documents is available at www.delphidocket.com.
     Information on the case can also be obtained on the Bankruptcy Court’s website with Pacer registration: http://www.nysb.uscourts.gov. For more information about Delphi and its operating subsidiaries, to include Court filings discussed in this release, visit Delphi’s website at www.delphi.com.
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FORWARD-LOOKING STATEMENTS
This press release as well as other statements made by Delphi may contain forward-looking statements that reflect, when made, the Company’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to operate pursuant to the terms of the partial temporary accelerated payments agreement and Advance Agreement with GM, its debtor-in-possession financing facility, and to obtain an extension of term or other amendments as necessary to maintain access to such Advance Agreement and facility; the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 cases prosecuted by it from time to time, including the ability of the Company to obtain Court approval of the interim Liquidity Support Agreement with GM and approval to modify the Plan which was confirmed by the Court on January 25, 2008, to confirm such modified plan or any other subsequently filed plan of reorganization and to consummate such plan or other consensual resolution of Delphi’s Chapter 11 cases; risks associated with third parties seeking and obtaining Court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the Company’s ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the Company’s liquidity or results of operations; the ability of the Company to fund and execute its business plan as described in the proposed modifications to its Plan as filed with the Court and to do so in a timely manner; the ability of the Company to attract, motivate and/or retain key executives and associates; the ability of the Company to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or those of its principal customers and the ability of the Company to attract and retain customers. Additional factors that could affect future results are identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the United States Securities and Exchange Commission, including the risk factors in Part I. Item 1A. Risk Factors, contained therein and in Part II. Item 1A. Risk Factors in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2009. Delphi disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise. Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company’s various prepetition liabilities, common stock and/or other equity securities. It is possible that Delphi’s common stock may have no value and claims relating to prepetition liabilities may receive no value.
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